UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2009

Constitution Mining Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Manuela Sáenz 323, Suite 706, Buenos Aires, Argentina C1107BPA
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  +54-11-5236 9978

_________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 3, 2008, the Board of Directors of Constitution Mining Corp., a Nevada corporation (the “Company”), amended and restated the Company’s bylaws (the “Bylaws”) primarily for the reasons set forth below.  The Bylaws were amended in order to increase the notice period for a stockholder proposal from thirty (30) days to one hundred twenty (120) days before the date of the Corporation’s proxy statement release to stockholders in connection with the Corporation’s previous year’s annual meeting of stockholders.  Previously, notice was required to be given thirty (30) days before the date of the stockholder meeting.  In addition, the Bylaws were amended to utilize the majority written consent of stockholders in lieu of a meeting provisions in accordance with Section 78.320 of the Nevada Revised Statutes.  Previously, the Bylaws stated that no action required or permitted by the stockholders could be taken by written consent.  The Bylaws were also amended to permit the Company to issue uncertificated shares.  Previously, the Bylaws required that all shares of capital stock be represented by certificates.  Further, the Bylaws were amended in order for the Company to become eligible to participate in a Direct Registration Program as required by NASDAQ Rule 430(a).  The amended and restated Bylaws are filed as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

3.1	Amended and Restated Bylaws of Constitution Mining Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2009
Constitution Mining Corp.
By:	/s/ Willem Fuchter
Name:	Willem Fuchter
Title:	President, Chief Executive Officer & Director

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Constitution Mining Corp.